                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 3, 1999, except for Note 15 as to which the date was February 15, 1999, incorporated by reference in the Proxy Statement of NAC Re Corp. that is made a part of the Registration Statement (Form S-4) and Prospectus of XL Capital Ltd for the registration of up to 19,737,485 shares of its Class A Ordinary Shares.

/s/ ERNST & YOUNG LLP

New York, New York
April 21, 1999